UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

Columbia Pipeline Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36835	51-0658510
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 17, 2017, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2016, by and among Columbia Pipeline Group, Inc., a Delaware corporation (“CPG”), Pony Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CPG (“Merger Sub”), Columbia Pipeline Partners LP, a Delaware limited partnership (“CPPL”), and CPP GP LLC, a Delaware limited liability company, the general partner of CPPL and a wholly owned subsidiary of CPG (“CPP GP”), CPG completed its previously announced acquisition of CPPL through the merger of Merger Sub with and into CPPL (the “Merger”), with CPPL surviving the Merger as a wholly owned subsidiary of CPG.

At the effective time of the Merger on February 17, 2017 (the “Effective Time”), each CPPL common unit issued and outstanding immediately prior to the Effective Time was converted into the right to receive (1) $17.00 in cash, without interest, plus (2) an additional amount of cash without any interest thereon equal to the product of (x) the number of days from and including the first day of the quarter in which the closing of the Merger occurred through and including the closing date of the Merger multiplied by (y) $0.00217 (a daily distribution rate equal to the quotient of $0.1975 divided by 91) (collectively, the “Merger Consideration”).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to CPPL’s Current Report on Form 8-K filed on November 1, 2016.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified on February 17, 2017, that each CPPL common unit issued and outstanding immediately prior to the Effective Time was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. CPPL requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the CPPL common units from the NYSE and to deregister the CPPL common units under Section 12(b) of the Securities Exchange Act of 1934, as amended. CPPL common units were suspended from trading on the NYSE prior to the opening of trading on February 17, 2017.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Item 2.01 above is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, immediately prior to the Effective Time, each outstanding CPPL phantom unit issued pursuant to the CPPL Long-Term Incentive Plan dated January 12, 2015, as amended (the “CPPL LTIP”), and outstanding immediately prior to the Effective Time received immediate and full acceleration of vesting, and entitled its holder to receive from CPPL an amount equal to the Merger Consideration with respect to each CPPL phantom unit that became vested.

Item 5.01	Change in Control of Registrant

The information included under Item 2.01 above is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

Effective as of the Effective Time, each of the following three independent members of the board of directors of CPP GP (the “Board”) resigned from the Board and ceased to be a director of CPP GP: G. Stephen Finley, Peggy A. Heeg and Thomas W. Hofmann. Immediately after the Effective Time, the Board consisted of Stanley G. Chapman, III, Kristine L. Delkus, Alexander J. Pourbaix and Karl Johannson.

In connection with the Merger, the Board adopted resolutions to terminate the CPPL LTIP, effective as of the Effective Time. From and after the Effective Time, no equity awards or other rights with respect to CPPL common units will be granted or be outstanding under the CPPL LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PIPELINE PARTNERS LP

By:	CPP GP LLC, its general partner

By:	/s/ Nathaniel A. Brown
Name:	Nathaniel A. Brown
Title:	Controller and Principal Financial Officer
(Principal Accounting Officer and Duly Authorized Officer)

Date: February 17, 2017